(d)(15)(ix)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA MUTUAL FUNDS
OPERATING EXPENSE LIMITS

Name of Fund1	Maximum Operating Expense Limit
(as a percentage of average net assets)
Voya VACS Series EME Fund	0.15%
Initial Term Expires March 1, 2025

Name of Fund1	Maximum Operating Expense Limit
(as a percentage of average net assets)
			Share Classes
	A	C	I	R	R6	W

Voya Global Bond Fund	0.90%	1.65%	0.65%	1.15%	0.65%	0.65%
Initial Term Expires March 1, 2008
Initial Term for Class O Shares Expires
March 1, 2010
Initial Term for Class W Shares Expires
March 1, 2011
Initial Term for Class R Shares Expires
March 1, 2012
Initial Term for Class P Shares Expires
March 1, 2014
Term for Class I Shares Expires
March 1, 2014
Initial Term for Class R6 Shares Expires
March 1, 2015
Initial Term for Class P3 Expires March
1, 2019
Voya Global Diversified Payment Fund2	1.16%	1.91%	0.85%	1.41%	0.85%	0.91%
Term Expires March 1, 2022

Name of Fund1	Maximum Operating Expense Limit
(as a percentage of average net assets)
			Share Classes
	A	C	I	R	R6	W

Voya Global Perspectives® Fund3	1.23%	1.98%	0.98%	1.48%	N/A	0.98%
Term Expires March 1, 2015

Voya International High Dividend Low	0.90%	N/A	0.65%	N/A	0.62%	N/A
Volatility Fund
Term Expires March 1, 2020
Initial Term for Class P3 Expires March 1,
2020
Initial Term for Class R6 Expires March 1,
2021

Voya Multi-Manager Emerging Markets	1.60%	2.35%	1.35%	1.85%	N/A	1.35%
Equity Fund
Term Expires March 1, 2025

Voya Multi-Manager International Equity	N/A	N/A	0.97%	N/A	N/A	N/A
Fund
Term Expires March 1, 2018
Initial Term for Class P3 Expires March 1,
2019
Initial Term for Class P Expires March 1,
2020

Voya Multi-Manager International Factors	N/A	N/A	0.75%	N/A	N/A	0.75%
Fund
Term Expires March 1, 2018
Initial Term for Class P3 Expires March 1,
2019
Initial Term for Class P Expires March 1,
2020

Voya Multi-Manager International Small	1.95%	2.60%	1.40%	N/A	N/A	1.60%
Cap Fund
Term Expires March 1, 2017
Initial Term for Class P3 Expires March 1,
2020

Name of Fund1	Maximum Operating Expense Limit
(as a percentage of average net assets)
			Share Classes
	A	C	I	R	R6	W

Voya Russia Fund	2.15%	N/A	1.90%	N/A	N/A	1.90%
Term for Class A, Class I, and Class W
Shares Expires March 1, 2015

_____________________

1.

2

3

This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

These operating expense limits take into account operating expenses incurred at the Underlying Fund level. The maximum operating expense limit includes the acquired fund fees and expenses.

Effective Date: For Voya VACS Series EME Fund, June 7, 2023, to reflect the addition of the Fund. For Voya Multi-Manager Emerging Markets Equity Fund, July 14, 2023, to reflect the extension of the term for the Fund in connection with replacing Van Eck Associates Corporation with Sustainable Growth Advisers, LP.